Exhibit 10.10

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

Enumeral Biomedical Holdings, Inc.

Non-Qualified Stock Option Agreement

Wael Fayad

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

On September 21, 2016, the Board of Directors (the “Board") of Enumeral Biomedical Holdings, Inc. (the “Company”) approved a grant (the “Grant”) of a Non-Qualified Stock Option (the “Option”) to you to purchase common stock, $0.01 par value per share, of the Company (the “Common Stock”). The Option shall constitute and be treated at all times by you and the Company as a “non-qualified stock option” for Federal income tax purposes and shall not constitute and shall not be treated as an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended.

You are granted an Option to purchase 1,750,000 shares of Common Stock at the price of $0.19 per share which represents the Fair Market Value (as defined in the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”)) of the Common Stock on the date of grant. This Grant is made as a matter of separate inducement and not in lieu of any salary or other compensation for your services. The date of grant of this Option is September 21, 2016.

1.	Vesting. This Option may be exercised only to the extent it is vested. For purposes of this section, reference is hereby made to that certain Incentive Stock Option Agreement, dated as of September 21, 2016, between the Company and Wael Fayad, granting 750,000 options to purchase shares of Common Stock, which shall vest and become exercisable upon the achievement of the performance criteria set forth therein (the “Tranche A Options”).

Subject to you remaining employed by the Company or in the service of the Company on its Board of Directors on the applicable vesting dates below, this Option shall vest as follows:

•	750,000 shares underlying this Option shall vest and become exercisable upon the Company entering into a second (i.e., in addition to the transaction described in the Tranche A Options agreement) collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least $* in upfront fees upon signing (the “Tranche B Options”); provided that, in the event that the Company enters into collaboration and/or licensing agreement(s) with one or more corporate partners on terms acceptable to the Board that collectively provide the Company will receive at least an aggregate of $* in upfront fees upon signing, all of the Tranche A Options and Tranche B Options shall vest and become exercisable; and

•	1,000,000 shares underlying this Option shall vest and become exercisable upon the closing of an equity financing transaction on terms acceptable to the Board with gross proceeds to the Company of at least $*, which may include proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering (the “Tranche C Options”); provided that, in the event the Company raises at least $* in one or more transactions (including proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering), with at least $* raised through non-dilutive collaboration and/or licensing agreements, all of the Tranche A Options, Tranche B Options, and Tranche C Options shall vest and become exercisable.

2.	Duration of Option. Except as otherwise provided herein, this option may be exercised for three (3) months after you cease serving as an employee of the Company or a member of the Company’s Board of Directors, provided, however in the event your termination of service is due to your death or disability, the Option may be exercised for one year following such event. In no case, however, may the Option be exercised after September 20, 2026.

3.	Exercise of Option.

(a)	Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

(b)	Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

4.	Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

(a)	cash;

(b)	check;

(c)	consideration received by the Company under a cashless exercise program implemented by the Company; or

(d)	surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5.	Non-Assignability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

6.	Incorporation of Provisions of the Plan. You acknowledge and agree that while this Grant is not made pursuant to the Plan, it is the intention of the Company for you to have all of the benefits and advantages of the Plan. Accordingly, the terms and conditions of the Plan are incorporated by reference into this Grant as if they had been stated herein with such the necessary modifications to the terms and conditions of the Plan that are being incorporated by reference to avoid inconsistencies between the Grant and the Plan; it being understood that in the event or a direct conflict or contradiction between a term or condition of the Grant and the Plan, the term or condition of the Grant shall control.

7.	Covenants. You hereby covenant and agree with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option, you shall make the representations (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

This Agreement and the provisions of the Plan, as incorporated by reference in this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the laws of the State of Delaware.

This Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company thereof.

By your acceptance hereof, you agree to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Grant. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to you.

By your signature and the signature of the Company's representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Agreement and the provisions of the Plan, as incorporated by reference in this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

OPTIONEE	ENUMERAL BIOMEDICAL HOLDINGS, INC.

/s/ Wael Fayad	/s/ Kevin G. Sarney

Signature	By:	Kevin G. Sarney

	Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

Wael Fayad
Print Name

Address:

c/o Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

Exhibit A

EXERCISE NOTICE

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

 (date)

Re: Non-Qualified Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached.

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the shares of Common Stock exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be requested by the Company or required by law.

(Signature)

(Name of Optionee)